UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland		20901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On May 24, 2012, Choice Hotels International, Inc. (the “Company” or “Choice”) entered into a second amended and restated employment agreement (the “Employment Agreement”) with Stephen P. Joyce, which provides for Mr. Joyce’s continued employment with the Company as President and Chief Executive Officer (“CEO”). The term (the “Term”) of the Employment Agreement begins on May 25, 2012 (the “Effective Date”) and shall terminate five years thereafter, subject to certain termination provisions. The Employment Agreement provides that Mr. Joyce shall be nominated for annual election to the Board of Directors as a Class III director.

Pursuant to the Employment Agreement, Mr. Joyce’s base salary as of the Effective Date shall be $900,000. In addition, on the Effective Date, he will receive a grant of such number of restricted units of Choice common stock that have a fair market value on the Effective Date of $2,000,000, vesting of which is subject to the satisfaction of certain performance targets (the “2012 PBRS”). Further, an award of performance based restricted stock units granted on April 30, 2008, with a fair market value of $2,000,000 on that grant date, will terminate and cease to vest on the Effective Date.

Mr. Joyce will continue throughout the Term to be eligible for a target bonus of 100% of his base salary annually in accordance with the Company’s bonus plans as adopted from time to time by the Board of Directors.

Mr. Joyce will also be eligible to receive annual awards of options to purchase Choice common stock, time-vested restricted stock and/or performance-based restricted stock under the Company’s Long-Term Incentive Plan (“LTIP”). The value of such annual awards under the LTIP will be based on a multiple of his base salary, as determined in the discretion of the Compensation Committee of the Board of Directors.

In addition, Mr. Joyce will participate in the Company’s Executive Deferred Compensation Plan (“Deferred Comp Plan”). As applied to Mr. Joyce under the Deferred Comp Plan, upon attaining age 55, his years of service will be deemed to be ten years.

The Employment Agreement also provides that the Company will provide Mr. Joyce with (i) use of the Choice’s corporate aircraft for personal use for up to 40 flight hours per year consistent with Company policy, (ii) participation in the Company’s Flex Perquisite Plan in an amount not to exceed $31,800 per year; (iii) reimbursement for all reasonable expenses incurred by Mr. Joyce in the performance of services under the Employment Agreement, including all travel and living expenses while away from home on business or at the request of and in the service of the Company in accordance with Choice’s policy, and (iv) all other retirement, health, welfare and fringe benefit plans and policies generally accorded to the Company’s other senior executives.

If Mr. Joyce is constructively terminated, he will be entitled to receive his base salary and bonus for two years after the date of such constructive termination. During the two-year period that he receives the foregoing constructive termination payments, except for the 2012 PBRS and awards of performance-vested restricted shares (“PVRS”), all unvested shares of restricted common stock and stock options shall continue to vest. Mr. Joyce would be entitled to pro-rated vesting at 100% of target for the 2012 PBRS based upon the percentage of actual service under the Term to the constructive termination date. With respect to the PVRS, such shares will not continue to vest, nor become vested or exercisable following any such constructive termination. Additionally, to the extent permitted by law, the Company will provide Mr. Joyce and his family health insurance coverage, through COBRA reimbursement, for the earlier of 18 months or the commencement of other employment. As used in the Employment Agreement, “constructively terminated” shall mean termination of employment after the occurrence of: (i) removal or termination other than by expiration of Employment Agreement, for cause, disability, death or resignation, (ii) failure to place Mr. Joyce’s name in nomination for election to the Board of Directors, (iii) assignment of duties inconsistent with the Employment Agreement, (iv) decrease in his compensation or benefits, (v) change in his title or line of reporting, (vi) significant reduction in the scope of his authority, position, duties or responsibilities, (vii) relocation of his office location to one more than 25 miles from his prior principal place of employment, (viii) decrease in his annual bonus program which would adversely affect Mr. Joyce, or (ix) any other material breach of the Employment Agreement by the Company.

If Mr. Joyce’s employment is terminated because of death or disability, then all non-vested stock options and restricted stock shall continue to vest in accordance with their terms, except for the 2012 PBRS and awards of PVRS. With respect to the 2012 PBRS, such award will vest pro-rata at 100% of target based upon the percentage of service under the Term to the date of death or disability.

If Mr. Joyce resigns voluntarily, and is not due to constructive termination or a change in control, then the granting and vesting of all annual awards, options and shares will cease as of the date of such termination.

If, within 12 months after a change in control, Mr. Joyce is terminated, he will receive severance compensation equal to his base salary and bonus for 2-1/2 years from the date of such termination. Additionally, except for the PVRS, all unvested shares of restricted common stock and stock options shall automatically become fully vested and any and all restrictions shall lapse immediately prior to the date of such change of control termination. With respect to 2012 PBRS, such units will vest assuming performance at the maximum.

The Employment Agreement provides that for a period of two years after the expiration or termination of employment with Choice (the “Noncompetition Period”), Mr. Joyce will not engage in any competing business in the United States or Canada in which, as of the time of termination of employment, the Company is materially engaged. As used in the Employment Agreement, a competing business means any business engaged in the (i) same upscale, select service segment as Cambria Suites or any successor or substantially similar brand, (ii) mid-market or economy hotel franchising business, or (iii) any other line of business that Choice is engaged in at the time of termination. In addition, during the Noncompetition Period, Mr. Joyce will not solicit any employee of the Company or its subsidiaries or affiliates, unless such solicitation was by general public advertisement or such person was not an employee of the Company in the three months preceding commencement of employment discussions with Mr. Joyce.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Exhibits.

(a) Exhibits. The following exhibit is filed with this report:

Exhibit 10.1	Second Amended and Restated Employment Agreement, dated May 24, 2012, between Stephen P. Joyce and Choice Hotels International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: May 25, 2012	/s/ Simone Wu
	Name:	Simone Wu
	Title:	Senior Vice President, General Counsel, Secretary & Chief Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated May 24, 2012, between Stephen P. Joyce and Choice Hotels International, Inc.